SCHEDULE 14A
             Information Required in Proxy Statement
                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Patriot Bank Corp.
          (Name of Registrant as Specified In Its Charter)

              (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:



                        PATRIOT BANK CORP.
                     High & Hanover Streets
                  Pottstown, Pennsylvania 19464
                         (610) 323-1500

                          March 22, 2001

Fellow Shareholders:

You are cordially invited to attend the annual meeting of Shareholders (the "Annual Meeting") of Patriot Bank Corp. (the
"Company") that will be held on April 24, 2001, at 3:30 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets,
Pottstown, Pennsylvania.

The attached notice of the Annual Meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors for 2000, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposal 2.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated because a majority of the Common
Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support.

                              Sincerely yours,



                              James B. Elliott
                              Chairman of the Board



                              Richard A. Elko
                              President and
                              Chief Executive Officer



                        PATRIOT BANK CORP.
                      High & Hanover Streets
                  Pottstown, Pennsylvania 19464
                         (610) 323-1500


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To Be Held on April 24, 2001

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Patriot Bank Corp. (the "Company") will be held on April 24, 2001, at 3:30 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1. The election of two directors for terms of three years each or until their successors are elected and qualified;

2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending
December 31, 2001; and

3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established March 12, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the Common Stock of the Company as of the close of business on that record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Patriot Bank, High & Hanover



Streets, Pottstown, Pennsylvania 19464, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors


                              Diane M. Davidheiser
                              Secretary

Pottstown, Pennsylvania
March 22, 2001



                        PATRIOT BANK CORP.

                         PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS
                         APRIL 24, 2001

SOLICITATION AND VOTING OF PROXIES

This proxy statement is being furnished to shareholders of Patriot Bank Corp. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 24, 2001, at 3:30 p.m. at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania and at any adjournments thereof. The 2000 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2000, accompanies this proxy statement, which is first being mailed to recordholders on or about March 22, 2001.

A majority of the outstanding shares of the Company must be present in person or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this proxy statement, and "FOR" the ratification of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies also may be solicited personally or by telephone by directors, officers and other employees of the Company without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

The securities that may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The close of business on March 12, 2001, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 6,201,776 shares.

As provided in the Company's Articles of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board of Directors to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Articles of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Pennsylvania law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the approval of KPMG LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may:
(i) vote "FOR" the item; (ii) vote "AGAINST" the item; or
(iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in reports regarding ownership filed by persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.


                        NAME AND ADDRESS OF               AMOUNT AND NATURE OF         PERCENT
TITLE OF CLASS          BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         OF CLASS
Common Stock            Patriot Bank                        542,794(1)                  8.8%
                        Employee Stock Ownership
                        Plan ("ESOP")
                        High & Hanover Streets
                        Pottstown, PA 19464
Common Stock            James L. Leuthe                     460,151(2)                  7.4%
                        3730 Golf Course Road
                        Allentown, PA 18104

(1) Shares of Common Stock were acquired by the ESOP in the 1995 conversion of Patriot Savings Bank (a predecessor of the Bank) from mutual to stock form. The Personnel Compensation/Benefits Committee of the Board of Directors administers the ESOP. Investors Trust Company is the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At March 12, 2001, 182,820 shares had been allocated under the ESOP and 359,934 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2) James L. Leuthe has executed an irrevocable proxy granting the Board of Directors the right to vote all shares of stock of the Company beneficially owned by him. The Company has agreed with the Federal Deposit Insurance Corporation ("FDIC") that it will vote such shares "FOR" and "AGAINST" each matter in the same percentage as all other outstanding shares of stock of the Company are voted.

             PROPOSALS TO BE VOTED ON AT THE MEETING

                            PROPOSAL 1
                      ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six directors and is divided into three classes. Each of the six members of the Board of Directors of the Company also presently serves as a director of the Bank.

Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The two nominees proposed for election at this Annual Meeting are James B. Elliott and Larry V. Thren. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between that person and the Company.

In the event that any nominee is unable to serve or declines to serve for any reason, the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.



INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS
AND NAMED EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, the names of the Nominees, Continuing Directors and Named Executive Officers (as defined below) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each Director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                         SHARES OF
                                                          EXPIRATION    COMMON STOCK
NAME AND PRINCIPAL OCCUPATION                 DIRECTOR    OF TERM AS    BENEFICIALLY     PERCENT
AT PRESENT AND FOR PAST FIVE YEARS    AGE     SINCE(1)     DIRECTOR     OWNED(2)(3)(4)   OF CLASS
NOMINEES

Larry V. Thren                         58         1992          2001        85,700        1.4%
Director of the Company and the Bank.
Vice President of Human Resources
and Support Services, Pottstown
Memorial Medical Center since 1988.

James B. Elliott                       60         1990          2001        63,000        1.0%
Chairman of the Board of the Company
and the Bank since July 1998.
President of Strategic Business
Concepts, Inc.  Prior thereto,
the Director of Communications
and Marketing for St. Joseph Medical
Center from 1994 to 1997.

CONTINUING DIRECTORS

James A. Bentley, Jr.                  42         1998          2002        30,908          *
Director of the Company and
the Bank.  President,
CEO, and owner of Bentley Graphic
Communications since 1989.

Richard A. Elko                        40         1999          2002       139,829         2.3%
Director of the Company and the Bank.
President and Chief Executive
Officer of the Company and the Bank
since November 3, 2000.  Prior
thereto, Executive Vice
President since December 1999 and
Chief Financial Officer of the
Company and the Bank from January
1996 to December 1999.

Russell J. Kunkel                      58         2000          2003         5,000          *
Director of the Company and the
Bank.  Vice Chairman of National
Penn Bank from April 1996 to
September 1997.  Vice Chairman of
Meridian Bancorp, Inc. and Meridian
Bank from 1985 to 1995.

Thomas D. Paulus                       35         2000          2003         4,000         *
Director of the Company and the
Bank.  President and Chief Investment
Officer of Bonds & Paulus
Associates, Inc., an investment
management company, since 1993.

NAMED EXECUTIVE OFFICER WHO
IS NOT A DIRECTOR

Kevin R. Pyle                          34          --            --         43,189         *
Executive Vice President/Chief
Credit Officer of the Company
and the Bank since February 2001.
Prior thereto, Chief Credit Officer
of the Bank since March 1996.

Joni S. Naugle                         42          --            --         15,210          *
Executive Vice President/Chief
Operating Officer of the
Company and the Bank since
February 2001.  Prior thereto,
the Chief Operating Officer of
the Company and the Bank since
December 1998, a Senior Vice
President for Marketing and Retail
Sales at Sovereign Bank from 1979
To April 1998 and a consultant
From April 1998 to December 1998.

James G. Blume
Senior Vice President and Chief
Financial Officer of the Company       35          --            --          6,740            *
and the Bank since February 2001.
Prior thereto Chief Financial Officer
of the Company and the Bank since
December 1999, Corporate Controller
of the Company and the Bank from
March 1997 to December 1999 and
Accounting Manager of the Bank from
March 1996 to March 1997.

Stock Ownership of all
Directors and Executive Officers
as a Group (11 persons)                            --            --        399,886         6.4%
_________________

*Represents less than one percent of the outstanding Common
Stock.

(1) Includes years of service as a director of the Company's predecessor, the Bank.

(2) Each person effectively exercises sole (or shares with his spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3) Includes 13,568 shares awarded to Messrs. Elliott and Thren, 7,538 shares awarded to Mr. Bentley, and 18,000, 5,000, and 5,000 shares awarded to Messrs. Elko and Pyle and Ms. Naugle, respectively, under the Patriot Bank Corp. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Stock awards granted under the Incentive Plan vest in five equal annual installments. However, recipients have the right to direct the voting of all awarded shares.

(4) Includes 22,136, 27,136, and 1,100 shares subject to options granted to directors Elliott, Thren and Bentley, respectively, that are exercisable within 60 days. Includes
81,412, 4,700, 4000 and 500 shares subject to options granted to officers Elko, Pyle, Naugle and Blume, respectively, that are exercisable within 60 days.

Mr. Bentley filed a Form 4 with the SEC on September 15, 2000, with respect to transactions that occurred in August 2000. The filing was due on September 10, 2000.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
OF DIRECTORS.

The Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During 2000, the Board of Directors of the Company held twenty (20) meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings and committee meetings held on which such directors served during fiscal 2000. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

Audit Committee. The Audit Committee of the Company consists of Messrs. Bentley, Elliott, Kunkel, Paulus and Thren. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the results of the annual audit, and is responsible for ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee met four times in 2000.

Nominating Committee. The Nominating Committee consists of Messrs. Bentley, Elko, Kunkel and Paulus. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting. The Company's Articles of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company's Bylaws and by the Exchange Act. The Nominating Committee met on December 28, 2000.

Compensation Committee. The Personnel Compensation/Benefits Committee of the Company consists of Messrs. Bentley, Elliott and Thren. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee also is responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. The Compensation Committee met four times in 2000.

Executive Committee. The Executive Committee of the Company consists of Messrs. Bentley, Elliott, Elko and Thren. The Executive Committee is responsible for conducting the business of the Company in the absence of the entire Board of Directors. The Executive Committee met five times in 2000.

DIRECTORS' COMPENSATION

Directors' Fees. Nonemployee directors are currently paid annual retainers ranging from $10,000 to $16,000, plus an additional fee ranging from $2,000 to $6,000 to the chairman of certain committees. Mr. Elliott receives an additional fee of $15,000 as Chairman of the Board.

On November 1, 2000, James B. Elliott, the Company and the Bank entered into a Consultant Agreement. Mr. Elliott will perform consulting services to assist the Company and the Bank with its business and operations. The Consultant Agreement is for a term of one year; such term will be extended for consecutive periods of six additional months unless either party gives notice of nonrenewal within sixty (60) days of the end of the term. Mr. Elliott will provide up to twenty (20) hours of consulting services per week and will be paid at the rate of eighty-five dollars ($85.00) per hour.

Incentive Plan. On June 7, 1996, shareholders approved the Patriot Bank Corp. 1996 Stock-Based Incentive Plan, under which all directors who are not also employees of the Company are eligible to receive stock awards and options to purchase Common Stock. Under the Incentive Plan, on June 7, 1996, Messrs. Elliott and Thren were granted non-statutory options to purchase 33,921 shares of Common Stock at an exercise price of $7.184, which was the fair market value of shares on the date of the grant, as adjusted for subsequent stock splits and stock dividends. On January 1, 1999, Mr. Bentley was awarded a non-statutory option to purchase 10,000 shares of Common Stock at an exercise price of $11.75 per share and on November 27, 2000, he was awarded a non-statutory option to purchase 18,845 shares of Common Stock at an exercise price of $6.1875 per share. On December 28, 2000, Messrs. Kunkel and Paulus were granted non-statutory options to purchase 10,000 shares of Common Stock at an exercise price of $6.53 per share. All options become exercisable in five equal annual installments, commencing one year from the date of grant. Messrs. Elliott, Thren and Bentley also have received restricted stock awards under the Incentive Plan. See Note 3 to the table set forth in "INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND NAMED EXECUTIVE OFFICERS."

EXECUTIVE COMPENSATION

The report of the Compensation Committee (the "Committee") and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Compensation Policies. The Committee of the Board has established a policy for executive compensation, taking into account both subjective performance criteria and certain specified objective performance measures. The purpose of the policy is to: (i) provide compensation opportunities that are competitive with other financial services companies;
(ii) support the Company's goal setting and strategic planning process; (iii) motivate the executive management of the Company to achieve profit and other key goals of the institution, including but not limited to the Company's commitment to the communities it serves and to its employees, customers and investors; (iv) motivate the executive management to operate the Company in a safe and sound manner and in compliance with all governmental and regulatory requirements; and (v) minimize potential overhead by designating a portion of the annual compensation of executives as variable rather than fixed.

During the course of 2000, the Company took into account a variety of objective and subjective criteria in evaluating the performance of the executive management of the Company. The Committee assessed in detail the various challenges facing the Company and the significant competitive pressures within the Company's trading area.

In the course of this assessment of competitive salary ranges among other similarly situated companies, it was noted that competitive executive compensation packages vary in relationship to these various subjective and objective factors. A variety of resources were utilized that provided peer data regarding executive compensation and financial performance of the Company, that included but was not limited to the "SNL Executive Compensation Review 2000" for both Commercial Banks and Thrifts, an assessment that reviews executive compensation and company performance for publicly traded banks and thrifts. Comparisons were made with institutions located within Southeastern Pennsylvania, the Middle Atlantic trading area, and relative to national averages. The peer groups considered in these analyses are not necessarily comprised of the same institutions used in the peer group for the stock performance graph.

In establishing an Executive Compensation Plan for 2000, the Executive Committee of the institution established certain specific objectives for executive management, which included the creation and execution of a strategic business plan, identifying and completing acquisition opportunities, strengthening of senior management, and reaching certain financial goals based on asset size, earnings per share, net income, return on assets and return on equity.

Additionally, the Company utilized a number of subjective elements as part of the decision making process regarding executive compensation. The individual skills and talents of the executive managers of the Company, including but not limited to experience, leadership ability, planning and organizational skills, administrative talent, vision for the future, and work ethic were given consideration in establishing executive compensation.

Mr. Joseph W. Major was the President and Chief Executive Officer of the Company and the Bank until November 3, 2000. His 2000 salary and bonus were contractually determined. Mr. Elko was appointed the President and Chief Executive Officer of the Company and the Bank on November 3, 2000. His annual salary of $225,000 was determined by the Committee after a review of the 1999 compensation practices of similarly sized institutions.
The Committee set Mr. Elko's 2001 base compensation at 98% of the 1999 midpoint base compensation for CEOs of comparable institutions in recognition of the fact that Mr. Elko is new to the position. In addition, because of his short tenure in the position, Mr. Elko was not awarded a bonus with respect to 2000.

                   THE COMPENSATION COMMITTEE

                   Larry V. Thren, Chairman
                   James A. Bentley, Jr.
                   James B. Elliott

Stock Performance Graph. The following graph shows a comparison of total shareholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and The Nasdaq Banking Index for the period beginning on January 1, 1996, through December 31, 2000.

                           [GRAPHIC]

In the printed version of the document, a line graph appears that depicts the following plot points:

Comparison of Cumulative Total Returns for Patriot Bank Corp.
Common Stock, The Nasdaq Stock Market (U.S.) Index and The
Nasdaq Banking Index.

                           SUMMARY

COMPANY/INDEX/MARKET                     12/29/95    12/31/96     12/31/97     12/31/98    12/31/99   12/31/00
Patriot Bank Corp......................   100.00      127.81       244.82       173.23      163.28     108.03
The Nasdaq Stock Market (U.S.) Index
  (Broad Market) ......................   100.00      123.00       150.20       210.43      391.28     238.17
The Nasdaq Banking Index
  (Industry Index).....................   100.00      128.97       214.01       192.27      181.27     212.45

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighed daily, using the market capitalization on the previous trading day.

C. If the fiscal year-end is not a trading day, the preceding trading day is used.

D. The index level for all the series was set to $100.00 on December 29, 1995.

Summary Compensation Table. The following table shows, for the years ended December 31, 2000, 1999 and 1998 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer, the former President and Chief Executive Officer, the Chief Lending Officer, the Chief Operating Officer and the Chief Financial Officer ("Named Executive Officers").

Summary Compensation Table

                              ANNUAL COMPENSATION              LONG TERM COMPENSATION

                                                                   AWARDS             PAYOUTS

                                                             OTHER      RESTRICTED
                                                             ANNUAL     STOCK              LTIP      ALL OTHER
                                       SALARY    BONUS    COMPENSATION  AWARDS   OPTIONS  PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION(1)  YEAR   ($)(2)     ($)       ($)(3)      ($)(4)   (#)(5)   ($)(6)      ($)(7)

Richard A. Elko                2000  $214,904          --        --         --       --        --     $ 12,458
President, Chief Executive     1999  $148,796    $ 95,849        --         --       --        --     $ 16,638
Officer and Director           1998  $123,375    $ 97,603        --         --       --        --     $ 20,265


Joseph W. Major                2000  $300,000    $100,000        --         --       --        --     $ 16,569
Former President, Chief        1999  $255,692    $221,699        --         --       --        --     $ 22,520
Executive Officer and Director 1998  $205,000    $153,090        --         --       --        --     $ 25,190


Kevin R. Pyle                  2000  $140,192    $  8,498        --         --       --        --     $ 12,753
Executive Vice President/      1999  $ 95,192    $ 35,820        --    $16,611    5,500        --     $ 14,852
Chief Lending Officer          1998  $ 73,832    $ 27,338        --         --       --        --     $ 19,210

Joni S. Naugle                 2000  $169,231          --        --         --       --        --     $ 10,090
Executive Vice President/      1999  $110,577    $ 51,400        --         --       --        --     $    721
Chief Operating Officer

James G. Blume                 2000  $100,000    $  4,386        --         --       --        --     $ 10,841
Senior Vice President and      1999  $ 55,538    $ 35,000        --         --       --        --     $  7,897
Chief Financial Officer        1998  $ 43,425    $ 14,200        --         --    1,250        --     $  9,113

(1) Mr. Elko was appointed President and Chief Executive Officer of the Company and the Bank on November 3, 2000.
Mr. Major was the President and Chief Executive Officer prior to November 3, 2000. Mr. Blume was appointed Chief Financial Officer of the Company and the Bank in December 1999. Mr. Pyle was appointed Chief Lending Officer of the Company and the Bank in March 1996. Ms. Naugle was appointed Chief Operating Officer of the Company and the Bank in December 1998.

(2) Includes compensation deferred at the election of Messrs. Elko, Major, Pyle and Blume and Ms. Naugle through the
Company's 401(k) Plan.

(3) There were no (a) perquisites in excess of the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(4) Pursuant to the Incentive Plan, Messrs. Elko, Major and Pyle were awarded 18,000, 67,842 and 3,240 shares, respectively, (as adjusted for stock dividends and stock splits) of Common Stock in 1996 that had a market value on the date of grant of $129,996, $489,955 and $23,399, respectively. As of
December 31, 2000, the market value of the 18,000, 67,842 and 3,240 shares was $121,500, $457,934 and $21,870, respectively.
In 1999, Mr. Pyle was awarded an additional 1,760 shares that had a market value of $16,611 on the date of grant and a market value of $11,880 at December 31, 2000. In 1998, Ms. Naugle was awarded 5,000 shares under the Incentive Plan with a market value on the date of grant of $43,125 and a market value of $33,750 at December 31, 2000. Stock awards granted under the Incentive Plan vest in five equal annual installments on each anniversary of the effective date of the stock award.

(5) Includes shares subject to options granted to Messrs. Elko, Major, Pyle and Blume and Ms. Naugle under the Incentive Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments on each anniversary of the effective date of the grant.

(6) For 2000, 1999 and 1998, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(7) Includes 835, 913, 815, 606 and 717 shares allocated to Messrs. Elko, Major, Pyle and Blume and Ms. Naugle, respectively, for 2000, pursuant to the ESOP with a market value of $5,636, $6,163, $5,501, $4,091 and $4,840, respectively.
Includes $6,822, $10,406, $7,252, $6,750 and $5,250 in matching and discretionary contributions by the Company to the Company's 401(k) plan during 2000 for Messrs. Elko, Major, Pyle and Blume and Ms. Naugle, respectively. Includes 858, 858, 751 and 352 shares allocated to Messrs. Elko, Major, Pyle and Blume, respectively, for 1999 pursuant to the ESOP with a market value of $9,224, $9,224, $8,073 and $3,784 respectively. Includes
$7,414, $13,296, $6,779, $4,113 and $721 in matching and
discretionary contributions by the Company to the Company's 401(k) plan during 1999 for Messrs. Elko, Major, Pyle and Blume and Ms. Naugle, respectively. Includes 821, 1,568, 934 and 499 shares allocated to Messrs. Elko, Major, Pyle and Blume, respectively, for 1998 pursuant to the ESOP with a market value of $9,467, $18,424, $10,975 and $5,863, respectively. Includes
$6,615, $11,540, $5,560 and $3,230 in matching and discretionary contributions by the Company to the Company's 401(k) plan during 1998 for Messrs. Elko, Major, Pyle and Blume, respectively.

EMPLOYMENT AGREEMENTS

President and Chief Executive Officer

The Company and the Bank have entered into an employment agreement with Mr. Elko (the "Executive"). This employment agreement is intended to ensure that the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and the Bank depends, to a significant degree, on the skills and competence of Mr. Elko.

The employment agreement provides for a three-year term for Mr. Elko. The terms of the Company's employment agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The agreement provides that the Executive's base salary will be reviewed annually. The current base salary for Mr. Elko is $225,000. In addition to the base salary, the agreement provides for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreement provides for termination by the Company or the Bank for cause, as defined in the agreement, at any time. In the event the Company or the Bank chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Company and the Bank upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 20 miles;
(iv) a material reduction in the benefits and perquisites provided to the Executive; (v) liquidation or dissolution of the Company or the Bank; (vi) a breach of the agreement by the Company or the Bank; (vii) the refusal of the Company or the Bank to extend the agreement as described above; or (viii) the voluntary or involuntary termination following a change in control of the Company or the Bank, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the greater of: (a) the remaining payments due to the Executive, or (b) three times the Executive's average annual compensation as defined in the agreement. The Company and the Bank would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the agreement. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Any payments under the agreement in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for excess amounts to the Company and the Bank. Under the agreement, the Company and the Bank have agreed to pay to the Executive such additional amount, if any, as is necessary, after the deduction of any applicable taxes, to pay any such excise tax imposed on the Executive.

Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreement shall be paid by the Company or the Bank, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and the Bank shall indemnify the Executive to the fullest extent allowable under federal and Pennsylvania law, respectively.

Other Named Executive Officers

In February 2001, the Bank entered into employment agreements with Mr. Pyle, Ms. Naugle and Mr. Blume each having a term of three years (individually, an "Employment Agreement"). The Employment Agreements are substantially similar to prior employment agreements that existed for each employee, except that in addition to the existing provisions, the new agreements each contain a one-year covenant not to compete. As consideration for each employee agreeing to the covenant not to compete, Mr. Pyle, Ms. Naugle and Mr. Blume were granted options to acquire 5,000, 5,000 and 10,000 shares of Common Stock, respectively. The Employment Agreement provides that, commencing on the first anniversary date and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors of the Bank may extend the Employment Agreement for an additional year so that the remaining term shall be three years, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The current base salaries for Mr. Pyle, Ms. Naugle and Mr. Blume are $155,000, $175,000 and $103,000, respectively. In addition to the base salary, the Employment Agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The Employment Agreement for Mr. Pyle, Ms. Naugle and Mr. Blume provides for termination by the Bank for cause, as defined in the Employment Agreement, at any time. In the event the Bank chooses to terminate the Executive's full-time employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank upon: (i) failure to reelect, appoint or reappoint the Executive to office; (ii) material change in the Executive's functions, duties or responsibilities which change would cause the Executive's position to become one of lesser responsibility, importance or scope from the position and attributes, unless consented to by the Executive; (iii) a relocation of the Executive's principal place of employment by more than 20 miles; (iv) a material reduction in the benefits and perquisites provided to the Executive; (v) liquidation or dissolution of the Company or the Bank; (vi) a breach of the Employment Agreement by the Bank; (vii) the refusal of the Company or the Bank to extend the term of the Employment Agreement; or (viii) the voluntary or involuntary termination of the Executive's employment following a change in control of the Company or the Bank, the Executive, or the Executive's beneficiary in the event of the Executive's death, would be entitled to receive an amount equal to the greater of: (a) the remaining payments due to the Executive or (b) three times the Executive's average annual compensation as defined in the agreement. The Bank would also continue to pay for the Executive's life, health and disability coverage for the three years following the date of termination. Any amounts payable under the Employment Agreement resulting from termination of employment following a change in control would be reduced to the extent necessary to avoid such payments constituting an excess parachute payment under the Code.

Until November 3, 2000, Joseph W. Major was the President and Chief Executive Officer of the Company and the Bank pursuant to the terms of employment agreements dated June 30, 1998.
Pursuant to an agreement dated November 3, 2000, Mr. Major resigned as the President and Chief Executive Officer of the Company and the Bank, resigned as a director of each entity, and agreed to terminate his existing employment agreements. Under the terms of the November 3 agreement, Mr. Major continues as an employee of the Company and the Bank with the title of Special Senior Advisor. Mr. Major will be paid compensation of $300,000 per year for each of the years in the three-year period ended November 2, 2003 and, thereafter, will be paid $50,000 for a maximum of 300 hours service for each of the years in the two-year period ended November 2, 2005.

Under the terms of the November 3, 2000, agreement, Mr. Major will continue to participate in all broad-based employee benefit plans. Mr. Major will continue to vest in his 1996 restricted stock award (and will become fully vested in June 2001) and will, for a period of three years, continue to accrue benefits under the supplemental retirement plan that the Company and the Bank previously provided to him. The Company and the Bank have also assigned to Mr. Major a variable universal life policy purchased on the life of Mr. Major that had an approximate cash value of $81,000. Mr. Major agreed to forfeit options to acquire 67,844 shares of Common Stock and will remain vested in options to acquire 101,766 shares of Common Stock.

Under the terms of the November 3, 2000, agreement, Mr. Major may not solicit customers or employees of the Company or the Bank but otherwise is not subject to a covenant not to compete. No right of offset exists under the agreement in the event that Mr. Major secures other employment. In the event of Mr. Major's death prior to the expiration of the agreement, the Company and the Bank are obligated to pay Mr. Major's estate the present value of the cash payments due thereunder and provide continued participation in employee benefit plans, for a period of one year, to members of his family that were eligible for benefits on the date of his death.

In connection with the termination of Mr. Major's existing employment agreements and the execution of the November 3, 2000, agreement, the Company took a fourth quarter 2000, one-time, after-tax charge of approximately $785,000. The Company does not expect that future payments to Mr. Major under the November 3, 2000, agreement will have any significant further effect on the financial condition or results of operations of the Company.

Incentive Plan. On June 7, 1996, shareholders approved the Patriot Bank Corp. 1996 Stock-Based Incentive Plan ("Incentive Plan") under which all employees of the Company are eligible to receive awards. The Company maintains the Incentive Plan that provides discretionary awards to officers and key employees as determined by a committee of non-employee directors.

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers at December 31, 2000. Also reported are the values for "in-the-money" options that represent the positive spread between the exercise price of any such options and the closing sale price of the Common Stock at December 31, 2000.


                                          FISCAL YEAR-END OPTION/SAR VALUES

                         NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                           UNEXERCISED OPTION/SARS                 IN-THE-MONEY OPTION/SARS
                           AT FISCAL YEAR END(#)                       AT FISCAL YEAR END($)

NAME                       EXERCISABLE     UNEXERCISABLE(1)      EXERCISABLE     UNEXERCISABLE(2)
Richard A. Elko             81,412               20,353                 0                  0
Joseph W. Major            101,766                    0                 0                  0
Kevin R. Pyle  (3)           4,700                5,300                 0                  0
Joni S. Naugle (3)           4,000                6,000                 0                  0
James G. Blume (3)             750                  500                 0                  0

(1) The 81,412, 101,766 and 4,500 options granted to Messrs. Elko, Major and Pyle, respectively, on June 7, 1996, have an exercise price of $7.184 and become exercisable at an annual rate of 20% beginning June 7, 1997. The 5,500 options granted to Mr. Pyle on June 7, 1999, have an exercise price of $9.53 and become exercisable at an annual rate of 20% beginning June 7, 2000. The 10,000 options granted to Ms. Naugle on December 1, 1998 have an exercise price of $12.00 and become exercisable at an annual rate of 20% beginning December 1, 1999. The 1,250 options granted to Mr. Blume on January 9, 1998, have an exercise price of $13.70, and become exercisable at an annual rate of 20% beginning January 9, 1999. The options will expire ten (10) years from the date of grant.

(2) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. The market price on December 31, 2000, was $6.75.

(3) On February 22, 2001, the Company granted options to acquire 5,000, 5,000 and 10,000 shares of Common Stock to Mr. Pyle, Ms. Naugle and Mr. Blume, respectively, in consideration for their agreement to amend their employment contracts. See "EMPLOYMENT AGREEMENTS."

Supplemental Retirement Plan. The Company maintains a non-qualified Supplemental Retirement Plan for the benefit of certain executive officers and directors. The Supplemental Retirement Plan ("SRP") has been adopted by the Company to provide supplemental retirement benefits to selected executives and directors of the Company. Benefits under the SRP vest on a seven-year schedule subject to acceleration upon a change in control. The SRP provides a defined benefit payable in fifteen
(15) annual installments of an amount that is determined at the discretion of the Board. The participants under the SRP are Messrs. Bentley, Elliott, Major and Thren. Prior to becoming the President and Chief Executive Officer of the Company and the Bank, Mr. Elko did not participate under the SRP. Although his participation has not yet been finalized, the Company expects that Mr. Elko will also become a participant under the SRP. The SRP provides for an early start to payment of the installments in the event of disability, death prior to retirement, retirement, or a change in control. The SRP is unfunded for purposes of its tax treatment, however, the Company has entered into certain life insurance contracts, the proceeds of which could be used to fund the SRP in the future.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Company's current policy provides that all loans made by the Company to its directors and officers are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.


                           PROPOSAL 2
       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended
December 31, 2000, were KPMG LLP.  The Company's Board of
Directors has appointed KPMG LLP as independent auditors for the Company for the year ending December 31, 2001, subject to ratification of such appointment by the shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT
AUDITORS OF THE COMPANY.

Audit Committee Report and Related Matters

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Company's Board of Directors submits the following report:

               Audit Committee Report to Shareholders

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of directors Bentley, Elliott, Kunkel, Paulus and Thren, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

                                   Respectfully submitted,
                                   THE AUDIT COMMITTEE

                                   Russell J. Kunkel (Chairman)
                                   James A. Bentley, Jr.
James B. Elliott
                                   Thomas D. Paulus
                                   Larry V. Thren

           Consideration of Non-audit Services Provided by the Independent Accountant

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $106,083.

Financial Information Systems Design and Implementation Fees

There were no fees billed for information technology services rendered by KPMG LLP during the year ended December 31, 2000.

All Other Fees

The aggregate fees billed for all non-audit services, exclusive of the fees, if any, disclosed above relating to information technology services but including fees for tax-related services, rendered by KPMG LLP during the year ended December 31, 2000, were $71,100.


                       ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 20, 2001. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

     Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than twenty-one (21) days notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the seventh day following the date on which the Company's notice to shareholders of the annual meeting date was mailed. Nominations for directors by shareholders must be received by the Secretary of the Company no later than the close of business on the 90th day preceding the date of the annual meeting. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                              By Order of the Board of Directors



                              Diane M. Davidheiser
                              Secretary

Pottstown, Pennsylvania
March 22, 2001


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.



/X/   PLEASE MARK VOTES            REVOCABLE PROXY
AS IN THIS EXAMPLE                 PATRIOT BANK CORP.

                  ANNUAL MEETING OF SHAREHOLDERS
                          April 24, 2001

The undersigned hereby appoints the official proxy committee of the Board of Directors of Patriot Bank Corp. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 24, 2001 at 3:30 p.m. Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania, and at any and all adjournments thereof, as follows:

                                        FOR          WITHHOLD

1.   The election as directors
of all nominees listed
(except as marked to the
contrary below):                       /   /          /   /
James B. Elliott,  Larry V. Thren

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

                              FOR        AGAINST         ABSTAIN

2.   The ratification of     /   /        /   /           /   /
the appointment of KPMG LLP as independent auditors of Patriot
Bank Corp. for the fiscal year ending December 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSALS.

Please be sure to sign and date                          Date
this Proxy in the box below.

Shareholder sign above ------ Co-holder (if any) sign above

Detach above card, sign, date, and mail in postage paid envelope provided.

       THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS OF THE COMPANY

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated March 22, 2001 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
              IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



APPENDIX A


                       PATRIOT BANK CORP.
               AUDIT COMMITTEE CHARTER & POLICY



                      AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.
The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.



AUDIT COMMITTEE ORGANIZATION

Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise. One of the members shall be designated Chairman.

The Committee shall meet quarterly, or more frequently, as circumstances dictate.

The Committee believes that the above mission statement sets forth its primary roles and responsibilities. In that connection, the following is meant to serve as a guide in achieving that mission.

ROLES AND RESPONSIBILITIES

Review Procedures

1. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss with Independent Auditors its judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting.

2. In consultation with management, independent auditors, and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps taken to monitor, control, and report such exposures.

3. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses. Gain an understanding of whether internal control recommendations made by internal and independent auditors have been implemented by management.


Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2. Review the independent auditors' timetable, scope and approach of the quarterly reviews and annual examination of the financial statements.

3. Obtain from the independent auditors their annual letter to the Audit Committee in satisfaction of SAS 60 and 61 regarding Reportable Conditions and Report to the Audit
    Committee.

4. Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

Internal Auditors

1. Approve an Annual Risk Assessment and Audit Plan developed by the Internal Audit Department.

2. Meet quarterly with the Internal Audit Department to gain an understanding of the effectiveness of the internal audit function in evaluating their performance.

3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

4. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract, the terms of which comply with the Interagency Policy Statement on Internal Audit and Internal Audit Outsourcing.


Compliance with Laws and Regulations

1. Periodically obtain updates from management and compliance auditors regarding compliance with laws and regulations.

2. Review the finding of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Department of Banking.

3. Be familiar with Management's response to regulatory examinations.

Other Committee Responsibilities

1. Review and update the Audit Charter annually and submit the charter to the Board of Directors for approval. Ensure that the charter is included within the Corporation's Form 10-K once every three years.

2. Prepare an annual Audit Committee Report for inclusion in the Corporation's Annual Proxy Statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

3.  Perform other oversight functions as requested by the full
    Board.

4. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.